UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 25, 2006

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On October 25, 2006, Magellan Health Services, Inc. (the “Company”) announced that it has entered into a non-binding letter of intent with CIGNA HealthCare (“CIGNA”) to provide radiology network management and other related services for approximately three million CIGNA members in certain states, approximately half of which the Company will serve on a risk basis.  Annual revenue upon full implementation for the proposed three-year contract, which the Company and CIGNA expect to begin implementing on April 1, 2007, is estimated to be approximately $200 million.  There can be no assurance that the parties will be able to agree on the final terms of the agreement.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated October 25, 2006.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)  Exhibits:

Exhibit Number	Description

99.1	Registrant’s press release dated October 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: October 25, 2006	By:	/s/ Mark S. Demilio
		Name:	Mark S. Demilio
		Title:	Executive Vice President and Chief Financial Officer